Registration No. 333-__________
      As filed with the Securities and Exchange Commission on July 29, 2003
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933



                             DONALDSON COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                             41-0222640
      (State or other jurisdiction                 (I.R.S. Employer
   of incorporation or organization)              Identification No.)

                              1400 WEST 94TH STREET
                          MINNEAPOLIS, MINNESOTA 55431
                        (Address, including zip code, of
                    registrant's principal executive offices)


                 DONALDSON COMPANY, INC. RETIREMENT SAVINGS PLAN
                            (Full title of the plan)


                                NORMAN C. LINNELL
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             DONALDSON COMPANY, INC.
                              1400 WEST 94TH STREET
                          MINNEAPOLIS, MINNESOTA 55431
                                  612-887-3131
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                                     CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                            PROPOSED MAXIMUM          PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE        AMOUNT TO BE            OFFERING PRICE PER         AGGREGATE OFFERING             AMOUNT OF
         REGISTERED               REGISTERED(1)(2)             SHARE(3)                   PRICE(3)               REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $5.00 per share(4)(5)    700,000 Shares             $47.225                 $33,057,500                 $2,674.36
====================================================================================================================================

(1) Represents the shares of common stock of Donaldson Company, Inc. that may be offered or sold pursuant to the Donaldson Company, Inc. Retirement Savings Plan.

(2) The number of shares of common stock being registered is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the registrant's common stock traded on the New York Stock Exchange as reported in the consolidated reporting system on July 22, 2003.

(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Donaldson Company, Inc. Retirement Savings Plan.

(5) Includes Preferred Stock Purchase Rights, which are attached to and trade with the registrant's common stock.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission by Donaldson Company, Inc. (hereinafter "we," "us" or "Donaldson") or the Donaldson Company, Inc. Retirement Savings Plan, are incorporated by reference in this registration statement:

     (a)  Our Annual Report on Form 10-K for the fiscal year ended July 31,
          2002;

     (b)  Our Quarterly Report on Form 10-Q for the quarter ended October 31,
          2002;

     (c)  Our Quarterly Report on Form 10-Q for the quarter ended January 31,
          2003;

     (d)  Our Quarterly Report on Form 10-Q for the quarter ended April 30,
          2003;

     (e) The Annual Report on Form 11-K of the Donaldson Company, Inc. Retirement Savings Plan for the plan year ended December 31, 2002; and

     (f) The description of our common stock contained in any registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

     All documents filed by us or the Donaldson Company, Inc. Retirement Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

                   INFORMATION REGARDING FINANCIAL STATEMENTS
           INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT

     On April 24, 2002, we filed a Form 8-K reporting that on April 18, 2002, we had dismissed Arthur Andersen LLP ("Arthur Andersen") as our independent public accountants and engaged PricewaterhouseCoopers LLP to serve as our independent public accountants for fiscal year 2002. The Form 10-K incorporated by reference into this registration statement includes the report of Arthur Andersen on our consolidated balance sheet for the year ended July 31, 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended July 31, 2001. After reasonable efforts, we have been unable to obtain Arthur Andersen's consent to incorporate by reference into this registration statement its audit report with respect to our financial statements as of July 31, 2001 and for the two years ended July 31, 2001. Under these circumstances, Rule 437a under the Securities Act of 1933, as amended (the "Securities Act"), permits us to file this registration statement without such consent from Arthur Andersen. The absence of such consent may limit recovery by investors on certain claims, including the inability of investors to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained, or any omissions to state a material fact required to be stated, in those audited financial statements. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to us) may be limited as a practical matter due to the events regarding Arthur Andersen.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended, provides that, under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Article Fourteenth of our certificate of incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damage for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to us or our stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the Delaware General Corporation Law providing for personal liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; or

     o for any transaction from which the director derived an improper personal benefit.

     Section 26 of our bylaws provides for indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time.

     We maintain directors' and officers' liability insurance which covers certain liabilities and expenses of our officers and directors and covers Donaldson for reimbursement of payments to our directors and officers in respect of such liabilities and expenses.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     4.1 Certificate of Incorporation of Donaldson (incorporated by reference to Exhibit 3-A to our Quarterly Report on Form 10-Q for the quarter ended January 31, 1998).

     4.2 Bylaws of Donaldson (incorporated by reference to Exhibit 3-B to our Quarterly Report on Form 10-Q for the quarter ended January 31, 1999).

     4.3 Preferred Stock Amended and Restated Rights Agreement, dated January 12, 1996 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on January 12, 1996).

     5.1 Determination Letter from the Internal Revenue Service, dated September 20, 2002, with respect to qualification of the Donaldson Company, Inc. Retirement Savings Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

    23.1  Consent of PricewaterhouseCoopers LLP.

    24.1  Power of Attorney.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Donaldson Company, Inc. Retirement Savings Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 25th day of July, 2003.

                             DONALDSON COMPANY, INC.


                             By: /s/ William G. Van Dyke
                                 --------------------------------------
                                 William G. Van Dyke
                                 Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of July, 2003.

SIGNATURE                      TITLE

/s/ William G. Van Dyke
-----------------------        Chairman, President and Chief Executive Officer
William G. Van Dyke            (principal executive officer)

/s/ William M. Cook
-----------------------        Senior Vice President, International and Chief
William M. Cook                Financial Officer
                               (principal financial officer)

           *
-----------------------        Vice President, Controller and Treasurer
Thomas A. Windfeldt            (principal accounting officer)

           *                   Director
-----------------------
F. Guillaume Bastiaens

           *                   Director
-----------------------
Janet M. Dolan

           *                   Director
-----------------------
Jack W. Eugster

           *                   Director
-----------------------
John F. Grundhofer

           *                   Director
-----------------------
Kendrick B. Melrose

                               Director
-----------------------
Paul David Miller

           *                   Director
-----------------------
Jeffrey Noddle

                               Director
-----------------------
Stephen W. Sanger

           *                   Director
-----------------------
John P. Wiehoff

*By: /s/ Norman C. Linnell
     ---------------------
     Norman C. Linnell
     Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other person who administers the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 25th day of July, 2003.


                          DONALDSON COMPANY, INC. RETIREMENT
                          SAVINGS PLAN




                          By: DONALDSON COMPANY, INC., the Plan Administrator




                             By: /s/ William G. Van Dyke
                                 --------------------------------------------
                                 William G. Van Dyke
                                 Chairman, President and Chief Executive Officer

                                  EXHIBIT INDEX


     EXHIBIT
      NUMBER                                 DESCRIPTION
-------------------    ---------------------------------------------------------

       4.1 Certificate of Incorporation of Donaldson (incorporated by reference to Exhibit 3-A to our Quarterly Report on Form 10-Q for the quarter ended January 31, 1998).

       4.2 Bylaws of Donaldson (incorporated by reference to Exhibit 3-B to our Quarterly Report on Form 10-Q for the quarter ended January 31, 1999).

       4.3 Preferred Stock Amended and Restated Rights Agreement, dated January 12, 1996 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on January 12, 1996).

       5.1 Determination Letter from the Internal Revenue Service, dated September 20, 2002, with respect to qualification of the Donaldson Company, Inc. Retirement Savings Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

       23.1            Consent of PricewaterhouseCoopers LLP.

       24.1            Power of Attorney.